UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-44697	06-1449146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2006, Republic Airways Holdings Inc. (the “Company”), Continental Airlines, Inc. (“Continental”) and Chautauqua Airlines, Inc., a wholly owned subsidiary of the Company (“Chautauqua”), entered into a Capacity Purchase Agreement (the “Capacity Agreement”) pursuant to which Chautauqua will operate up to 69 ERJ-145 regional jets in the Continental Express operation (the “Aircraft”), should Continental’s existing RJ provider return the Aircraft to Continental. Under the Capacity Agreement, Continental will purchase all the capacity from the Aircraft at predetermined rates. The Capacity Agreement will become effective as of the date when the first Aircraft is placed into service and will expire on December 31, 2016, subject to early termination after five years at Continental’s sole discretion. The first Aircraft is expected to be placed into service in January 2007, and the last Aircraft by Summer of 2007.

A copy of the press release of the Company dated April 18, 2006 announcing that Chautauqua was chosen by Continental to operate the Aircraft in their Continental Express operation is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Republic Airways Holdings Inc. issued on April 18, 2006.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: April 21, 2006	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer